As filed with the Securities and Exchange Commission on November 7, 2003

                                       Registration No. 333-



                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                         --------------------

                               FORM S-8
                        REGISTRATION STATEMENT
                                 Under
                      The Securities Act of 1933

                         --------------------



                           CoolSavings, Inc.
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)



           Delaware                                36-4462895
---------------------------------            ----------------------
(State or other jurisdiction of              (IRS Employer
of incorporation or organization)            Identification Number)



       360 N. Michigan Ave., 19th Floor, Chicago, Illinois 60601
      ----------------------------------------------------------
      (Address of Principal Executive Offices including Zip Code)



           Second Amended and Restated coolsavings.com, inc.
                        1997 Stock Option Plan

  coolsavings.com, inc. 1999 Non-Employee Director Stock Option Plan

             coolsavings.com, inc. 2001 Stock Option Plan
  -------------------------------------------------------------------
                         (Full title of plans)



                            David B. Desser
       360 N. Michigan Ave., 19th Floor, Chicago, Illinois 60601
                            (312) 224-5000
       ---------------------------------------------------------
       (Name, address and telephone number of agent for service)



                               Copy to:

                          MARK D. WOOD, ESQ.
                     Katten Muchin Zavis Rosenman
                  525 West Monroe Street, Suite 1600
                     Chicago, Illinois 60661-3693

                         --------------------

                    CALCULATION OF REGISTRATION FEE
=========================================================================
Proposed           Proposed
Title of             Amount    maximum    maximum
securities           to be     offering   aggregate         Amount of
to be              registered  price per  offering        registration
registered           (1)(2)    share (3)  price (3)           fee
-------------------------------------------------------------------------
Common Stock,      12,337,337  $.9074     $11,194,899.59     $905.67
$0.001 par value   shares
========================================================================

(1) This registration statement also covers an indeterminate number of additional shares of Common Stock that may be issued by reason of stock splits, stock dividends or similar transactions pursuant to Rule 416(a) of the Securities Act of 1933, as amended.

(2) Of these shares, 4,366,843 are being registered for issuance upon exercise of outstanding options under the coolsavings.com, inc. 1997 Stock Option Plan, as amended, 23,000 are being registered for issuance upon exercise of outstanding options under the coolsavings.com, inc. 1999 Non-Employee Director Stock Option Plan, 4,297,470 are being registered for sale upon exercise of outstanding options under the coolsavings.com, inc. 2001 Stock Option Plan, and 3,650,024 are being registered for issuance upon exercise of future awards under the coolsavings.com, inc. 2001 Stock Option Plan.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, based upon (1) the weighted average exercise price per share of outstanding options to purchase 8,687,313 shares of Common Stock under the plans; and (2) the average of the bid and ask prices per share of Common Stock, as reported on the over-the-counter bulletin board market on November 4, 2003, with respect to 3,650,024 shares of Common Stock available for future awards under the coolsavings.com, inc. 2001 Stock Option Plan.

                                PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I of this registration statement on Form S-8 (the "Registration Statement") will be included in documents that will be sent or given to participants in the Second Amended and Restated coolsavings.com, inc. 1997 Stock Option Plan, the coolsavings.com, inc. 1999 Non-Employee Director Stock Option Plan and the coolsavings.com, inc. 2001 Stock Option Plan, pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). That information is not being filed with the Securities and Exchange Commission (the "SEC") in accordance with the rules and regulations of the SEC.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed by CoolSavings, Inc. (the "Company") with the SEC under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference into the Registration Statement:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as amended on Form 10-K/A on June 16, 2003;

     2. The Company's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2003 and June 30, 2003; and

     3. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the SEC on April 3, 2000 pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports filed for the purpose of updating such description.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this Registration Statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.


ITEM 4.  DESCRIPTION OF SECURITIES

     Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Six of the Company's Certificate of Incorporation and Article VIII, Section 9 of its Bylaws provides that the Company shall indemnify its directors and its officers to the full extent permitted by the Delaware General Corporation Law.

     In addition, Article Six, Section A of the Company's Certificate of Incorporation, as amended, provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware, or (4) for any transaction from which the director derives an improper personal benefit.

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

     The Company has an insurance policy which entitles the Company to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.


ITEM 8.  EXHIBITS

     4.1 Certificate of Incorporation (incorporated by reference to Appendix D to the Company's Definitive Proxy Statement filed with the SEC on August 22, 2001)

     4.2 Bylaws (incorporated by reference to Appendix F to the Company's Definitive Proxy Statement filed with the SEC on August 22, 2001)

     4.3 Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1; File No. 333-94677)

     4.4 Stockholders Agreement, dated as of June 1, 1998, among the Company and certain of its Stockholders (incorporated by reference to Exhibit 4.2 to the Company's Registration
           Statement on Form S-1; File No. 333-94677)

     4.5 Registration Rights Agreement between the Company, Landmark Ventures VII, LLC and certain of the Company's stockholders dated July 30, 2001 (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Commission on August 3, 2001)

     4.6   Second Amended and Restated coolsavings.com, inc. 1997 Stock
           Option Plan

     4.7   Form of Stock Option Agreement to the 1997 Stock Option Plan

     4.8 1999 Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-1, File No. 333-94677)

     4.9 Form of Non-Qualified Stock Option Agreement to the 1999 Non-Employee Director Stock Option Plan

     4.10  2001 Stock Option Plan (incorporated by reference to
           Exhibit 10.3 to the Company's Current Report on Form 8-K filed with the SEC on August 3, 2001.)

     4.11  Form of Incentive Stock Option Agreement to the 2001 Stock
           Option Plan

     5 Opinion of David B. Desser, General Counsel of the Company as to the legality of securities being registered (including consent)

     23.1 Consent of PricewaterhouseCoopers LLP, independent public accountants

     23.2  Consent of David B. Desser (included in Exhibit 5)

     24 Power of Attorney (included on the signature page of this registration statement)

ITEM 9.  UNDERTAKINGS

     1.    The Company hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 above, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended the Company certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 7, 2003.

                            COOLSAVINGS, INC.


                            By:   /s/ Matthew Moog
                                  -------------------------------------
                                  Matthew Moog
                                  President and Chief Executive Officer





                           POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Matthew Moog, David B. Arney and David B. Desser, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on November 7, 2003.


Signature                         Title
---------                         -----


------------------------------    President and Chief Executive Officer
Matthew Moog                      (principal executive officer)
                                  and Director


------------------------------    Chief Financial Officer, Treasurer
David B. Arney                    and Secretary
                                  (principal financial and
                                  accounting officer)


------------------------------    Chairman of the Board of Directors
Richard H. Rogel


------------------------------    Director
R. Bruce Bradley


------------------------------    Director
Gary S. Briggs


------------------------------    Director
James S. Correll


------------------------------    Director
Guy R. Friddell, III


------------------------------    Director
John Giuliani


------------------------------    Director
Hugh R. Lamle


------------------------------    Director
Karl B. Quist


------------------------------    Director
Bradley Schram


------------------------------    Director
Daniel Sherr


------------------------------    Director
Debora J. Wilson

                           INDEX TO EXHIBITS
                           -----------------


Exhibits   Description
--------   -----------

4.6        Second Amended and Restated coolsavings.com, inc.
           1997 Stock Option Plan

4.7        Form of Stock Option Agreement to the 1997 Stock Option Plan

4.9        Form of Non-Qualified Stock Option Agreement to the
           1999 Non-Employee Director Stock Option Plan

4.11       Form of Incentive Stock Option Agreement to the
           2001 Stock Option Plan

5 Opinion of David B. Desser, General Counsel of the Company, as to the legality of the securities being registered
           (consent included)

23.1 Consent of PricewaterhouseCoopers LLP, independent public accountants

23.2       Consent of David B. Desser (included in Exhibit 5)

24 Power of Attorney (included on the signature page of this registration statement)